Exhibit 99.1
FOR IMMEDIATE RELEASE
October 2, 2006

For more information:
Kenneth Torosian	Jordan Darrow
Chief Financial Officer	Investor Relations
Medialink Worldwide Incorporated	Darrow Associates, Inc.
Tel: (212) 682-8300	Tel: (631) 367-1866
IR@medialink.com	jdarrow@darrowir.com

MEDIALINK SELLS NEWSWIRE DIVISION FOR $18 MILLION TO $23 MILLION

U.S. Newswire Acquired by PR Newswire in All-Cash Transaction

NEW YORK, October 2, 2006 - Medialink Worldwide Incorporated (Nasdaq: MDLK) today reported that it sold U.S. Newswire, its press release distribution division, to PR Newswire Association LLC, a subsidiary of United Business Media plc, for a sale price of between $18.0 million and $23.0 million in cash. The final sale price will be based on the performance of U.S. Newswire for the trailing 12-month period ended September 30, 2006, the effective date of the transaction. The initial sale price was $19.0 million, of which the Company received $16.1 million at closing with the remainder being held in escrow for a period of up to one year.

“Public affairs and public policy professionals regard U.S. Newswire as a vital communications resource renowned for peerless client service and powerful effectiveness in reaching the news media,” said Laurence Moskowitz, President and Chief Executive Officer of Medialink. “Co-founder and President, Bill McCarren, along with his management team, created extraordinary distinction in U.S. Newswire and we are pleased that this transaction realizes that value.”

In connection with the transaction and in addition to the sale price, Medialink and PR Newswire have entered into a mutual long-term service agreement. Under this service agreement, Medialink will be paid a minimum of approximately $2.0 million for providing media services to PR Newswire and its affiliates over a three-year period, and PR Newswire will be paid approximately $850,000 for providing wire distribution and photography services to Medialink over a five-year period. Bill McCarren will remain a Medialink executive.

"Since its inception in 1986, U.S. Newswire has done an exemplary job serving the needs of both the media who cover politics and public policy as well as PR professionals inside the Beltway," said Dave Armon, chief operating office of PR Newswire.  "We are committed to building on this legacy and providing additional technology and product innovation expertise to U.S. Newswire customers.”

“This is truly a win-win transaction for both parties: PR Newswire acquires an incomparable brand to continue to expand its distribution client base and service portfolio, while Medialink generates the capital necessary to fully develop its global Teletrax video tracking service and exploit Internet-based video opportunities for its media communications business,” Moskowitz continued.

Medialink Sells Newswire Division	Page 2 of 3

“The accelerating market acceptance of Teletrax and the exciting opportunities presented by the dramatic growth of video on the Internet convinced us to redeploy our assets,” Moskowitz said.  “The proceeds from the transaction will provide the capital required to propel these initiatives and dramatically strengthen our balance sheet.

“Teletrax is now becoming a business intelligence standard in such large sectors of the broadcasting industry as television syndication, news, direct response advertising, and entertainment promotions,” Moskowitz concluded.  “Armed with this substantial new capital, we plan to expand our presence in these markets and much more aggressively pursue the entire array of content producers and owners, ranging from sports organizations to traditional advertisers.”

Medialink will host a teleconference with a simultaneous webcast at 2:30 p.m. Eastern Time on Tuesday, October 3, to discuss the Company’s sale of U.S Newswire. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, and Kenneth Torosian, Chief Financial Officer. To access the teleconference, please dial 1-866-700-6067 (domestic) or 1-617-213-8834 (international), using access code “75223568”, approximately 10 minutes prior to the start time. The conference call will be webcast live on Medialink's website at www.medialink.com. The webcast is also being distributed through the Thomson StreetEvents Network via www.earnings.com (for individual investors) and www.streetevents.com (for institutional investors). To listen to the webcast, please go to any of these websites about 10 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), with playback access code 30391796, beginning approximately two hours after the conclusion of the call and available until October 10, 2006.

About Medialink:
Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming. Through its subsidiaries, Medialink also provides Teletrax™, a global television tracking and media asset management service to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

About PR Newswire:
Founded in 1954, PR Newswire is the world's leading corporate news distribution service. Headquartered in New York, PR Newswire provides news distribution, targeting, measurement and broadcast services on behalf of tens of thousands of customers including many of the world's top companies, agencies and associations.  PR Newswire has offices in 11 countries and routinely sends its customers' news to outlets in 135 countries and in more than 40 languages.  PR Newswire's services include ProfNet Experts(SM), eWatch™, MEDIAtlas™, Search Engine Optimization, MediaRoom™, MediaSense™ and MultiVu™.  For more information, go to www.prnewswire.com

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Medialink Sells Newswire Division	Page 3 of 3

With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.